                                                                   EXHIBIT 10.37

                              EMPLOYMENT AGREEMENT

         AGREEMENT made as of this 1st. day of June, 2003 ("Agreement") by and between Valley National Gases, Inc. ("Company"), a West Virginia corporation and James P. Hart ("Employee").

         In consideration of the premises and of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Duties. The Employee shall serve as President of the Company, and shall perform such duties, services and responsibilities as are consistent with such position and with the practices of the Company as prescribed by the Chief Executive Officer ("CEO") of the Company. With respect thereto and not by way of limitation, the Employee's position will be subject to the following Reporting Requirements, Responsibilities and Personnel Policies:

                  (a) Reporting. The Employee shall report directly to the Vice Chairman ("Vice Chairman") of the Board of Directors and CEO for Valley National Gases Incorporated ("VLG"), a Pennsylvania corporation (which is an affiliate of the Company and parent corporation of the Company's parent corporation as set forth in Section 12 hereinafter). The Employee shall be a member of the Board and will lead the senior management team. The following positions are representative of those which will report to the President: Chief Operating Officer; Vice President of Procurement; Vice President of Operations; Vice President of Human Resources; Chief Financial Officer; and any other positions the Employee deems appropriate.

                  (b) Responsibilities. The Employee will have operational and certain financial responsibility for the Company and will coordinate and optimize the current collection of businesses while continuing to pursue acquisition and consolidation at a pace consistent with the strategy and with capital availability. The Employee will improve the cost position and productivity of the operations through investment in centralized systems and processes while simultaneously investing in new acquisitions. The Employee will be responsible for developing a unified culture within the Company that is aligned with the strategic direction of the Company; leading an integrated effort to provide a common platform for the Company's procurement, distribution, and supply chain services; and building confidence in the Company both internally and externally. During his employment with the Company, the Employee shall devote substantially all of his time, attention and skill as necessary to the performance of his duties, services and responsibilities hereunder and will use his best efforts to promote the interests of the Company.

                  (c) Personnel Policies. The Employee shall be subject to and abide by all rules and regulations as set forth in VALLEY NATIONAL GASES, INC. PERSONNEL POLICIES, GENERAL WORK RULES & BENEFITS PORTFOLIO [COMMONLY REFERRED TO AS EMPLOYEE HANDBOOK OR MANUAL] EFFECTIVE JULY 1, 1996, as same may be modified from time to time.

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         2.       Term. The Employee's employment by the Company and the initial term of this Agreement ("Initial Term") shall commence as of the date hereof and shall continue in full force and effect, unless earlier terminated as provided hereinafter in Section 7., until the first (1st) anniversary thereof. At the conclusion of the Initial Term, Employee's employment with the Company may, at the Company's election, continue thereafter, until terminated as provided hereinafter in Section 7., on the terms and conditions as set forth in this Agreement. The Initial Term and all time of employment thereafter shall collectively be referred to as the "Employment Term."

         3.       Compensation.

                  (a) Salary. In consideration of the performance by the Employee of the Employee's obligations during the Initial Term (including any services as an officer, director, employee, member of any committee of the Company or any of its affiliates, or otherwise), the Company will pay the Employee a base salary ("Salary") at an annual rate of One Hundred Seventy Thousand Dollars ($180,000.00), payable in equal bi-weekly monthly installments, commencing on the 1st day of June, 2003. The Salary will be reviewed annually based upon the Employee's performance as well as the performance of the Company and changes in the relevant market for the Employee's skills; and in that respect, after the Initial Term, the Salary may be adjusted, from time to time, as proposed by the Compensation Committee of the VLG Board of Directors and approved by the Board.

                  (b) Incentive. The Employee is eligible for an annual cash incentive bonus targeted at fifty percent (50%) of the Salary, with no maximum stipulated, but rather dependent on net income after tax earnings above plan, in accordance with the formula depicted graphically on Schedule 3.(b) attached hereto and to a lessor degree, with the specific objectives set by the Board annually.

                  (c)      Stock Options.

                           (i)      The Employee qualifies for Fifty Thousand
(50,000) shares of stock options of VLG which will vest in three (3) years and carry a strike price equal to Eight Dollars ($8.00) per share, in accordance with the Stock Option Agreement attached hereto as Exhibit 3.(c)(i).

                           (ii)     Additionally, the Employee will qualify for
VLG and the Company's annual stock option plan after completion of his first year of employment, (participation in which is at the discretion of the Board and the Board of Directors of VLG) for VLG stock.

                  (d)      Benefits.

                           (i)      In addition to the payment of the Salary,
the Employee shall be entitled to participate in all employee benefit plans in effect to the extent the Employee meets the eligibility requirements for any such plan; in accordance with the Benefits Summary attached hereto as Schedule 3.(e)(i).

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                           (ii)     The Employee shall be entitled to paid
vacation and holidays in accordance with Company policy; which at the commencement of this Agreement is ten (10) business days of vacation per year and eight (8) national holidays.

                           (iii)    The Employee will be furnished a Company
automobile or an automobile allowance in accordance with Company policy in effect, from time to time.

                  (e) Expenses. The Company will reimburse the Employee in accordance with Company Policy, for all normal and reasonable business expenses upon presentation of an approved expense report and related receipts to the Vice Chairman or in his absence the Chairman of the Board.

                  (f) Taxes. The Salary, Incentive, Benefits and all other forms of compensation paid to the Employee shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Employee shall be solely responsible for all income or other taxes imposed on the Employee by reason of any cash or non-cash compensation and benefits provided hereunder.

         4. Associations. The Employee shall, in the scope of his employment, establish and maintain a reasonable number of memberships and active leadership in trade associations and organizations that facilitate knowledge, relationships, and visibility for the Company. Obligations of time, funds for fees, travel, and lodging will be pre-approved by the Vice Chairman of the Board. The Employee agrees to make all efforts to minimize cost by "bundling" these activities with other productive business meetings, or to coincide with travel requirements necessitated by other business purposes.

         5. Travel. The Employee shall, in the scope of his employment, travel (domestically) on behalf of the Company on Company business. It is estimated that this travel will range from twenty-five percent (25%) to thirty-five percent (35%) of a typical work month, but will vary according to the needs of the Company. Travel will be more intensive during the initial one hundred eighty (180) days of employment due to the need to orient the Employee with customers, remote employees, and key strategic relationships.

         6.       Termination.

                  (a) Instances of Termination. This Agreement and Employee's employment with the Company may be terminated at any time after date of this Agreement as follows:

                           (i)      By death or Disability (as defined in
Section 6.(d) hereinafter) of Employee at the close of business on the date of the Employee's death or Disability;

                           (ii)     By the Company, at the close of business on
the day specified in the Date of Termination (as defined in Section 6.(f) hereinafter) in the Notice of Termination (as defined in Section 6.(e) hereinafter) notifying Employee of the Company's election to terminate his employment for "Cause" (as defined in Section 6.(b) hereinafter);

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                           (iii)    By the Company, at the close of business on
the day specified as the Date of the Termination (as defined in Section 6.(f) hereinafter) in the Notice of Termination (as defined in Section 6.(e) hereinafter) notifying Employee of the Notice of Termination of the Company's election to terminate his employment for any reason other than for "Cause" (as defined in Section 6.(d) hereinafter);

                           (iv)     By the Employee, at the close of business on
the day specified as the Date of the Termination (as defined in Section 6.(f) hereinafter) which shall not be less than sixty (60) days after the Employee shall have delivered the Notice of Termination (as defined in Section 6.(e) hereinafter) to the Company notifying the company of the Employee's election to terminate his employment. In the event, the Date of Termination set forth in Employee's Notice of Termination is less than sixty (60) days from the delivery of the Notice of Termination to the Company, then and in such event, termination of this Agreement and Employee's employment with the company shall become effective immediately upon delivery of the Notice of Termination; or

                           (v)      By the Company or the Employee, at the close
of business on any other date as mutually agreed to as Date of the Termination (as defined in Section 6.(f) hereinafter) in writing by the Company and the Employee.

                  (b) Cause. For purposes of this Agreement, termination of employment for "Cause" shall mean termination based on

                           (i)      willful and continued failure to use
reasonable best efforts to substantially perform his duties (other than such failure resulting from the Employee's physical or mental illness, in the reasonable opinion of a qualified physician), and if such failure is not cured by the Employee within ten (10) days after written notice from the Company (or if such breach is not susceptible to cure within ten (10) days, reasonable steps have been taken to cure such breach as soon as reasonably practicable);

                           (ii)     willful misconduct that is materially and
demonstrably injurious to the financial condition or business reputation of the Company or VLG;

                           (iii)    breach of Section 6 of this Agreement that
is materially and demonstrably injurious to the financial condition or business reputation of the Company or VLG; or

                           (iv)     conviction or plea of guilty or nolo
contendere to a felony or to any other crime involving moral turpitude.

                           For purposes of this Section 6, no act or failure to
act by Employee shall be considered "willful" unless committed in bad faith and without a reasonable basis to form a belief that the act or omission was in the best interests of the Company. This Agreement shall not prevent Employee from challenging the Company's determination that Cause exists or that Employee has failed to cure any act (or failure to act) that purportedly formed the basis for the

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Board's determination. The Company must provide notice to Employee that it is intending to terminate his employment for Cause within one hundred and twenty
(120) days after the Company has knowledge of the occurrence of the event it believes constitutes Cause.

                  (c) Cooperation with Company After Termination. In the event of termination of employment, for whatever reason, the Employee agrees to cooperate with the Company and to be reasonably available to the Company with respect to continuing and/or future matters arising out of the Employee's employment or any other relationship with the Company, whether such matters are business-related, legal or otherwise provided, however, that when requesting such cooperation, Company shall accommodate the requirements of Employee's business or employment and other obligations. The Company agrees to reimburse the Employee for the Employee's reasonable time charges and travel expenses incurred in complying with the terms of this paragraph upon delivery by the Employee to the Company of valid receipts for such expenses. The provisions of this paragraph shall survive termination of employment for a period of one year.

                  (d) Disability. For purposes of this Agreement, "Disability" shall mean the incapacity or inability of Employee to perform his required duties, in the reasonable opinion of a qualified physician (mutually acceptable to Employee and Company), for a period of ninety (90) consecutive days, due to a disability, and such qualified physician reasonably determines that it is unlikely that Employee will be able to return to full performance of Employee's duties within thirty (30) days thereafter.

                  (e) Notice of Termination. Any purported termination of this Agreement and Employee's employment by Employer or by Employee, shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall set forth in reasonable detail the Date of Termination and the reason for termination of Employee's employment. No purported termination which is not effected pursuant to this Section 6(e) shall be effective.

                  (f) Date of Termination. "Date of Termination" shall mean the date specified in the Notice of Termination as the effective date for the termination of this Agreement and Employee's employment with the Company.

                  (g) Termination Pursuant to Section 6(a)(iii). In the event, the Company terminates the Agreement and Employee's employment with the Company pursuant to Section 6(a)(iii), the Company shall pay COBRA expenses for the Employee's health insurance for the twelve (12) month period following the Date of Termination; and

                  (h) Effect of Termination. Except as required by applicable law, all Compensation, whether Salary, Incentive, Stock Options, Benefits or otherwise and Employee's right to same shall terminate as of the Date of Termination; provided, however, and notwithstanding, the foregoing, any grant of Stock Options to Employee will continue in effect according to the terms of the Stock Option Agreement (Exhibit 3.(c)(i) hereto) in the event and in the event, only that the Company terminates the Agreement and Employee's employment with the Company, pursuant to Section 6.(a)(iii). Further, as of the Date of Termination, the

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Employee shall no longer be an Officer or Director of the Company, and the
Employee shall tender to the Board his resignation as President and Chief Executive Officer as well as Director effective as of the Date of Termination.

         7.       Employee Covenants.

                  (a) Unauthorized Disclosure. The Employee agrees and understands that, in the Employee's position with the Company, the Employee will be exposed to and receive information relating to the confidential affairs of the Company, including but not limited to technical information, business and marketing plans, strategies, customer information, other information concerning the Company's services and products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. Except to the extent that the proper performance of the Employee's duties, services and responsibilities hereunder may require disclosure, and except as such information (i) was known to the Employee prior to his employment by the Company, (ii) was or becomes generally available to the public other than as a result of the disclosure by the Employee in violation of the provisions of this
Section 7. (a), or (iii) is compelled to be disclosed by a court (or similar tribunal) of competent jurisdiction, the Employee agrees that during the Employment Term and thereafter the Employee will keep such information confidential and not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company, except as may be required by legal process from a court of competent jurisdiction. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of this Agreement, the Employee will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Employee in his capacity as an employee, officer, director, agent or stockholder of the Company during or prior to the Employment Term.

                  (b) Inventions. The Employee agrees that any and all inventions, discoveries, improvements, processes, software, patents, copyrights and trademarks made, developed, discovered or acquired by him during the Employment Term, solely or jointly with others or otherwise and which relate to the business of the Company and all knowledge possessed by the Employee relating thereto (collectively, the "Inventions"), shall be fully and promptly disclosed to the Board and to such person or persons as the Board shall direct and shall be the sole and absolute property of the Company and the Company shall be the sole and absolute owner thereof. The Employee agrees that he will at all times keep all of the same secret from everyone except the Company and such persons as the Board may from time to time direct. The Employee shall, as requested by the Company at any time and from time to time, whether prior to or after the expiration of the Employment Term, execute and deliver to the Company any instruments deemed necessary by the Company to effect disclosure and assignment of the Inventions to the Company or its designees and any patent applications (United States or foreign) and renewals with respect thereto, including any other instruments deemed necessary by the Company for the prosecution of patent applications or the acquisition of letters patent.

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                  (c)      Non-competition.

                           (i)      By and in consideration of the Company's
entering into this Agreement and the Salary and benefits to be provided by the Company, and further in consideration of the Employee's exposure to the proprietary information of the Company, the Employee agrees that the Employee will not, during the period ("Non-compete Period") beginning on the date of this Agreement and ending (A) one (1) year after Employee's termination of employment, engage in any business which competes with Company (including acting as director, officer, employee, partner or stockholder of, or consultant or agent to, any entity engaged in such business), within any county, city, province, parish or similar geographic region in which the Company or any of its subsidiaries is carrying on its business, in the event of termination of Employee's employment with the Company pursuant to Section 6(a)(iii).

                           (ii)     In the event the Company terminates the
Employee's employment with the Company pursuant to Section 6.(a)(iii) and so long as Employee is not in default under or in breach of Section 7., the Company shall additionally pay Employee Fifteen Thousand Dollars ($15,000), each month, during the one (1) year Non-compete Period, commencing one (1) month after the Date of Termination and terminating twelve (12) months after Date of Termination.

                           (iii)    In the event, the Employee's employment with
the Company is terminated for any reason other than pursuant to Section 7.(a)(iii), Employee shall not be entitled to any additional payment for the Non-competition Covenants under this Section 8.(c), and all Employee Covenants under this Section 8.(c), shall nevertheless remain in full force and effect, fully binding upon Employee and fully enforceable by the Company in accordance with the terms of this Agreement.

                  (d) Non-solicitation. During the period beginning on the date of this Agreement and ending two (2) years after termination of Employee's employment, the Employee shall not interfere with the Company's relationship with, or endeavor to entice away from the Company, any person who at any time during the Employment Term was a customer or employee of the Company or otherwise has a material business relationship with the Company.

                  (e) Remedies. The Employee agrees that any breach of the terms of this Section 7. will result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law; the Employee, therefore, also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee, and/or any and all persons and/or entities acting for and/or with the Employee without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Employee.

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                  (f)      Survival. The provisions of this Section 8 shall
survive any termination of Employee's employment with the Company or this Agreement. The existence of any claim or cause of action by the Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section 7.

                  (g) Company. For the purposes of this Section 7., the term "Company" shall mean, collectively, each of the Company, VLG and their successors, assigns and nominees, and all individuals, corporations and other entities that directly or indirectly through one or more intermediaries, control or are controlled by or are under common control with any of the foregoing.

                  (h) Reasonableness of Covenants. Employee has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred upon the Company under this Section 7., and Employee hereby acknowledges and agrees that, in light of the material consideration furnished the Employee pursuant to and under this Agreement, the same are reasonable in time and territory, are designed to eliminate circumstances which would be unfair to the Company, are fully required to protect the legitimate interests of the Company and do not confer a benefit upon the Company disproportionate to any detriment to Employee.

                  (i) Severability of Provisions. If any covenant set forth in this Section 7. is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographical area, and to otherwise have the broadest application, as shall be enforceable. The invalidity or unenfroceability of any particular provision of this Section 8 shall not affect the other provisions hereof, which shall continue in full force and effect.

         8. Non-Exclusivity Rights. Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by Employer and for which Employee may qualify, nor shall anything herein limit or otherwise adversely affect such rights as Employee may have under any stock option or other agreements with Employer.

         9. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given
(i) if delivered personally or by recognized courier, when so delivered, or (ii) if mailed, three (3) business days after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or such other address as a party may specify in writing:

                  IF TO THE COMPANY:

                  Valley National Gases, Inc.
                  200 West Beau Street
                  Suite 200

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                  Washington, PA 15301
                  Attn: William A. Indelicato, CEO
                  IF TO THE EMPLOYEE:

                  James P. Hart
                  116 Trotters Court
                  Venetia, PA 15367

         10.      Arbitration.

                  (a) Any controversy or dispute arising under this Agreement or with respect to the performance or non-performance of any activities by the parties hereto, whether based upon contract or tort, which the parties are unable to resolve through negotiation in good faith, shall be resolved by final and binding arbitration in Wheeling, West Virginia in accordance with the procedure and requirements set forth in this subsection, and (except as modified herein) the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Such resolution shall be final and conclusive as to matters submitted to arbitration, and may be enforced in any court of competent jurisdiction.

                  (b) Each party shall give written notice in sufficient detail to the other of the existence and nature of any dispute proposed to be arbitrated. If, within fifteen (15) calendar days, the dispute is not resolved through negotiations pursued diligently in good faith, then either party may initiate arbitration by notice to the other party in writing. Within ten (10) calendar days thereafter, the parties shall agree upon a single arbitrator. If the parties fail to agree upon the selection of such arbitrator, then either of the parties upon written notice to the other may require such appointment from the American Arbitration Association pursuant to the Rules.

                  (c) The parties shall have thirty (30) calendar days to perform discovery and present evidence and argument to the arbitrator. During that period, the arbitrator shall be available to receive and consider all such evidence as is relevant and, within reasonable limits due to the restricted time period, to hear as much of such argument as possible, giving a fair allocation of time to each party to the arbitration. The arbitrator shall not consider any evidence or argument not presented during such period and shall not extend such period except by the written consent of both parties. At the conclusion of such period, the arbitrator shall have twenty (20) calendar days to reach a determination.

                  (d) The arbitrator shall have the right only to interpret and apply the terms of the Agreement and may not change any such terms, deprive any party thereto of any right or remedy expressly provided thereunder, or provide any right or remedy that has been excluded thereunder. The determination of the arbitrator shall be binding upon the parties. The arbitrator shall given written notice to the parties stating the determination and the findings of fact and conclusions of law, and shall furnish to each party a signed copy thereof within ten (10) calendar days from the date of such determination. This determination shall be final and conclusive as to matters submitted to arbitration, and may be enforced in any court of competent jurisdiction.

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                  (e)      Costs. The costs, excluding attorneys' fees, of any
dispute resolution under this paragraph shall be paid by the non-prevailing party, unless the arbitrator, as appropriate, shall determine for good cause on a case-by-case basis that costs should be allocated differently. If the arbitrator or a court enforcing the arbitrator's decision determines that a party has acted unreasonably, the arbitrator may award reasonable attorneys' fees to the prevailing party.

         11. Valley National Gases Incorporated and Valley National Gases Delaware, Inc. The Employee acknowledges that the Company is a wholly owned subsidiary of Valley National Gases Delaware, Inc. ("VNGD") which is itself a wholly owned subsidiary of VLG. During the Employment Term under this Agreement, the Employee will be a Director, President and Chief Executive Officer of VLG and also be a Director and President of VNGD or any subsidiary of VLG, VNGD or the Company subsequently formed with the approval of their respective boards of directors; provided, however, that he shall not be an Employee of either VLG or VNGD as neither of them have any employees, and the Employee shall not receive any additional compensation from VLG, VNGD for his services rendered as officer and director of either VLG or VNGD. In the event, the employment of Employee or this Agreement is terminated, the Employee shall no longer hold the offices and directorships of VLG and VNGD as set forth in this Section 11., and the Employee shall tender to VLG and VNGD his resignation as officer and director of both corporations, effective as of the Date of Termination.

         12. Binding Effect/Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitation, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Employee acknowledges that his services are unique and personal, and accordingly, the Employee may not assign his rights or delegate his duties or obligations under the Agreement.

         13. Entire Employment Agreement. This Employment Agreement together with the Schedules and Exhibits hereto sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations, written or oral, between them as to such subject matter. This Employment Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charged.

         14. Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Pennsylvania, without reference to the principles of conflict of laws.

         16. Modifications and Waivers. No provision of this Agreement may be modified, altered or amended except by an instrument in writing and executed by the parties hereto. No waiver by either party hereto of any breach by the other party hereto of any provision of this

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Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

         17. Headings. The headings contained herein are solely for the purposes of reference, and are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

         18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Employee has hereunto set his hand, as of the day and year first written above.

                                          Valley National Gases, Inc.

WITNESS:

------------------------------

------------------------------            By:   /s/ W.A. Indelicato
                                                --------------------------------
                                          Its:  Chief Executive Officer

WITNESS:

/s/ Patricia L. Morrison
-------------------------------

/s/ Robert D. Scherich                    /s/ James P. Hart
-------------------------------           --------------------------------------
                                          James P. Hart

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                                 Schedule 3.(b)

                                    Incentive

                                (TO BE PROVIDED)

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                                Exhibit 3.(c)(i)

                       VALLEY NATIONAL GASES INCORPORATED

                             STOCK OPTION AGREEMENT
                                      UNDER
                       1997 STOCK OPTION PLAN, AS AMENDED

         This Stock Option Agreement, effective as of the 1st day of June, 2003, (the "Agreement"), under the Valley National Gases Incorporated (the "Company") 1997 Stock Option Plan, as amended (the "Plan") is entered into by and between the Company and James P. Hart (hereinafter referred to as "Optionee").

         WHEREAS, the Board of Directors of the Company has adopted and approved the Plan pursuant to which options for shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") may be granted to key employees, officers and directors of the Company and its subsidiaries; and

         WHEREAS, Optionee is now an officer or other key employee of the Company or a subsidiary of the Company; and

         WHEREAS, the Company desires to grant to Optionee the option to purchase certain shares of its Common Stock under the terms of the Plan.

         NOW, THEREFORE, in consideration of the mutual agreements set forth below and referenced herein, the parties agree as follows:

         1. Grant Subject to Plan. This option is granted under and is expressly subject to, all the terms and provisions of the Plan, which terms are incorporated herein by reference. The Committee referred to in Paragraph 4 of the Plan ("Committee") has been appointed by the Board of Directors of the Company, and designated by it, as the Committee to make grants of options.

         2. Grant and Terms of Option. The Company grants to Optionee, effective as of the date hereof ("Date of Grant"), the option to purchase all or any part of __________________ SHARES of Common Stock, for a period of ten years from the Date of Grant, at the purchase price of $______________ PER SHARE; provided, however, the right to exercise such option shall be, and is hereby, restricted so that no shares may be purchased until after the third anniversary of the Date of Grant, so that upon the expiration of the third year from the Date of Grant (the 15th day of October, 2005) and thereafter during the term hereof, Optionee will have become entitled to purchase the entire number of shares to which this option relates, subject however to the

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express limitations the Plan including but not limited to Paragraphs 7, 8, 9 and
10. Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) Optionee may purchase 100% of the total number of shares to which this option relates so long as such Change of Control occurs at least six months after the Date of Grant. In no event may this option or any part thereof be exercised after the expiration of ten years from the Date of Grant. The purchase price of the shares subject to the option may be paid for (i) in cash,
(ii) in the discretion of the Committee, by tender of shares of Common Stock already owned by Optionee, or (iii) in the discretion of the Committee, by a combination of methods of payment specified in clauses (i) and (ii), all in accordance with Paragraphs 6 and 8 of the Plan. No shares of Common Stock may be tendered in exercise of this option if such shares were acquired by Optionee through the exercise of an Incentive Stock Option, unless (i) such shares have been held by Optionee for at least one year, and (ii) at least two years have elapsed since such Incentive Stock Option was granted.

         For the purposes of this Agreement, a Change of Control means:

                           a. The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries, or Gary E. West or any entities controlled by him), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

                           b. Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board" and, as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
         Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

                           c. Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation's then outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

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         3.       Anti-Dilution Provisions. In the event that, during the term of this Agreement, there is any change in the number of shares of outstanding Common Stock of the Company by reason of stock dividends, recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the number of shares covered by this option agreement and the price thereof shall be adjusted, to the same proportionate number of shares and price as in this original agreement.

         4. Investment Purpose. Optionee represents that, in the event of the exercise by him of the option hereby granted, or any part thereof, he intends to purchase the shares acquired on such exercise for investment and not with a view to resale or other distribution; except that the Company, at its election, may waive or release this condition in the event the shares acquired on exercise of the option are registered under the Securities Act of 1933, or upon the happening of any other contingency which the Company shall determine warrants the waiver or release of this condition. Optionee agrees that the certificates evidencing the shares acquired by him on exercise of all or any part of this option, may bear a restrictive legend, if appropriate, indicating that the shares have not been registered under said Act and are subject to restrictions on the transfer thereof, which legend may be in the following form (or such other form as the Company shall determine to be proper), to-wit:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, but have been issued or transferred to the registered owner pursuant to the exemption afforded by Section 4(2) of said Act. No transfer or assignment of these shares by the registered owner shall be valid or effective, and the issuer of these shares shall not be required to give any effect to any transfer or attempted transfer of these shares, including without limitation, a transfer by operation of law, unless (a) the issuer shall have received an opinion of its counsel that the shares may be transferred without requirement of registration under said Act, or (b) there shall have been delivered to the issuer a 'no-action' letter from the staff of the Securities and Exchange Commission, or (c) the shares are registered under said Act."

         5. Non-Transferability. Neither the option hereby granted nor any rights thereunder or under this Agreement may be assigned, transferred or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, shall be void and of no effect. The option may be exercised during Optionee's lifetime only by him.

         6. Termination of Employment. In the event of the termination of employment of Optionee other than by death, disability or retirement, the option granted may be exercised at the times and to the extent provided in Section 9 of the Plan; provided, however, that if Optionee voluntarily terminates his affiliation with the Company or his Employment with the Company's affiliate Valley National Gases, Inc., a West Virginia corporation, or any successor or assign of either of them, the grant of option right pursuant to and under this Agreement shall lapse, become void and be of no further legal effect.

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         7.       Death, Disability or Retirement of Optionee. In the event of the death, disability or retirement of Optionee during the term of this Agreement and while Optionee is employed by the Company (or a subsidiary), the option granted may be exercised at the times and to the extent provided in
Section 9 of the Plan

         8. Shares Issued on Exercise of Option. It is the intention of the Company that on any exercise of this option it will transfer to Optionee shares of its authorized but unissued stock or transfer Treasury shares, or utilize any combination of Treasury shares and authorized but unissued shares, to satisfy its obligations to deliver shares on any exercise hereof.

         9. Committee Administration. This option has been granted pursuant to a determination made by the Committee, and such Committee or any successor or substitute committee authorized by the Board or the Board, subject to the express terms of this option, shall have plenary authority to interpret any provision of this option and to make any determinations necessary or advisable for the administration of this option and the exercise of the rights herein granted, and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to Optionee by the express terms hereof.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                          VALLEY NATIONAL GASES INCORPORATED

                                          By:   /s/ William A. Indelicato
                                                --------------------------------
                                          Name: William A. Indelicato
                                          Its:  Chief Executive Officer

                                          OPTIONEE

                                          /s/ James P. Hart
                                          --------------------------------------
                                          Name: James P. Hart

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                                Schedule 3.(e)(i)

                                Benefits Summary

                                (TO BE PROVIDED)

                                       17